Exhibit 99.1

RECENT DEVELOPMENTS

In April 2013, we completed a public equity offering (the “April 2013 Offering”) pursuant to which we sold 19,147,500 shares of common stock at a price of $17.43 per share to the participating underwriters. Total proceeds from the April 2013 Offering, net of estimated offering expenses payable by us, were approximately $333.2 million.

In May 2013, we entered into an amendment to the Revolving Credit Facility. The amendment, among other things, (1) extended the end of the revolving period from May 4, 2015 to May 4, 2017, (2) extended the stated maturity date from May 4, 2016 to May 4, 2018, (3) reduced the interest rate charged from LIBOR plus an applicable spread of 2.25% or a “base rate” (as defined in the agreements governing the Revolving Credit Facility) plus an applicable spread of 1.25% to LIBOR plus an applicable spread of 2.00% or a “base rate” plus an applicable spread of 1.00% and (4) increased total commitments to $930 million as well as provided for a feature that allows us, under certain circumstances, to increase the size of the Revolving Credit Facility to a maximum of $1,400 million.

From April 1, 2013 through June 25, 2013, we made new investment commitments of $1,198 million, of which $1,098 million were funded. Of these new commitments, 58% were in first lien senior secured loans, 25% were in second lien senior secured loans and 17% were investments in subordinated certificates of the SSLP, the proceeds of which were applied to co-investments with GE to fund first lien senior secured loans through the SSLP. Of the $1,198 million of new investment commitments, 93% were floating rate and 7% were fixed rate. The weighted average yield of debt and other income producing securities funded during the period at amortized cost was 9.8%. We may seek to syndicate a portion of these new investment commitments, although there can be no assurance that we will be able to do so.

From April 1, 2013 through June 25, 2013, we exited $381 million of investment commitments. Of these investment commitments, 67% were second lien senior secured loans, 20% were first lien senior secured loans, 9% were investments in subordinated certificates of the SSLP, 2% were senior subordinated debt, 1% were preferred equity securities and 1% were other equity securities. Of the $381 million of exited investment commitments, 49% were fixed rate, 48% were floating rate, 2% were non-interest bearing and 1% were on non-accrual status. The weighted average yield of debt and other income producing securities exited or repaid during the period at amortized cost was 10.6%. On the $381 million of investment commitments exited from April 1, 2013 through June 25, 2013, we recognized total net realized gains of approximately $6 million.

In addition, as of June 25, 2013, we had an investment backlog and pipeline of approximately $600 million and $370 million, respectively.  Investment backlog includes transactions approved by our investment adviser’s investment committee and/or for which a formal mandate, letter of intent or a signed commitment have been issued, and therefore we believe are likely to close. Investment pipeline includes transactions where due diligence and analysis are in process, but no formal mandate, letter of intent or signed commitment have been issued. The consummation of any of the investments in this backlog and pipeline depends upon, among other things, one or more of the following: satisfactory completion of our due diligence investigation of the prospective portfolio company, our acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation. In addition, we may syndicate a portion of these investments. We cannot assure you that we will make any of these investments or that we will syndicate any portion of these investments.

In July 2013, we received an increase in the commitments under the Revolving Credit Facility in an amount of $25 million, bringing the total commitments to $955 million.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of the $250 million aggregate principal amount of notes in this offering will be approximately $242.4 million (or approximately $278.8 million if the initial purchasers fully exercise their overallotment option), in each case after deducting the discounts, commissions and expenses payable by us.

We expect to use the net proceeds of this offering to repay or repurchase certain outstanding indebtedness, which may include repaying outstanding borrowings under the Revolving Credit Facility, the Revolving Funding Facility and/or the SMBC Funding Facility, and for other general corporate purposes, which include investing in portfolio companies in accordance with our investment objective.

The Revolving Credit Facility had approximately $223.0 million aggregate principal amount of outstanding indebtedness as of June 25, 2013. Subject to certain exceptions, the interest charged on the indebtedness incurred under the Revolving Credit Facility is based on LIBOR (one, two, three or six month) plus an applicable spread of 2.00% or a “base rate” (as defined in the agreements governing the Revolving Credit Facility) plus an applicable spread of 1.00%. As of June 25, 2013, one, two, three and six month LIBOR were 0.19%, 0.24%, 0.28% and 0.42%, respectively. The Revolving Credit Facility is scheduled to expire on May 4, 2018. The Revolving Funding Facility had approximately $337.0 million aggregate principal amount of outstanding indebtedness as of June 25, 2013. Subject to certain exceptions, the interest charged on the Revolving Funding Facility is based on LIBOR plus applicable spreads ranging from 2.25% to 2.50% and ranging from 1.25% to 1.50% over “base rate” (as defined in the agreements governing the Revolving Funding Facility), in each case, determined monthly based on the composition of the borrowing base relative to outstanding borrowings under the facility. The Revolving Funding Facility is scheduled to expire on April 18, 2017 (subject to extension exercisable upon mutual consent). The SMBC Funding Facility had no amounts outstanding as of June 25, 2013. Subject to certain exceptions, the interest charged on the indebtedness incurred under the SMBC Funding Facility is based on LIBOR plus an applicable spread of 2.125% or a “base rate” (as defined in the agreements governing the SMBC Funding Facility) plus an applicable spread of 1.125%. The SMBC Funding Facility is scheduled to expire on September 14, 2020 (subject to extension exercisable upon mutual consent).

Affiliates of certain of the initial purchasers, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., BMO Capital Markets Corp. and Credit Suisse Securities (USA) LLC, are lenders under the Revolving Credit Facility and affiliates of certain of the initial purchasers, including Wells Fargo Securities, LLC and RBC Capital Markets, LLC, are lenders under the Revolving Funding Facility. Accordingly to the extent proceeds of this offering are used to repay outstanding indebtedness under the Revolving Credit Facility and/or the Revolving Funding Facility, affiliates of certain of the initial purchasers may receive more than 5% of the proceeds of this offering.

Investing in portfolio companies could include investments in our investment backlog and pipeline that, as of June 25, 2013, were approximately $600 million and $370 million, respectively. The consummation of any of the investments in this backlog and pipeline depends upon, among other things: satisfactory completion of our due diligence investigation of the prospective portfolio company, our acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation, and there can be no guarantee that we will consummate any of these investments or that we will syndicate any portion of such investments or commitments.

Our primary focus is to generate current income and capital appreciation through investments in first and second lien senior loans and mezzanine debt and, to a lesser extent, equity securities of eligible portfolio companies. In addition to such investments, we may invest up to 30% of our portfolio in non-qualifying assets, as permitted by the Investment Company Act. As part of this 30% basket, we may invest in entities that are not considered “eligible portfolio companies” (as defined in the Investment Company Act), including companies located outside of the United States, entities that are operating pursuant to certain exceptions under the Investment Company Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the Investment Company Act.

Pending such investments, we will invest a portion of the net proceeds primarily in cash, cash equivalents, U.S. government securities and other high-quality short-term investments. These securities may earn yields substantially lower than the income that we anticipate receiving once we are fully invested in accordance with our investment objective. As a result, we may not be able to achieve our investment objective and/or pay any dividends during this period or, if we are able to do so, such dividends may be substantially lower than the dividends that we expect to pay when our portfolio is fully invested. If we do not realize yields in excess of our expenses, we may incur operating losses and the market price of our common stock and debt securities may decline.